UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-50249	52-2298116
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 - Other Events.

Voting Agreement

On July 23, 2012, W. P. Carey & Co. LLC, a Delaware limited liability company, and W. P. Carey Inc., a Maryland corporation and wholly-owned subsidiary of W. P. Carey & Co. LLC (hereinafter together referred to as “W. P. Carey”), entered into a voting agreement (the “Voting Agreement”) with the Estate of William Polk Carey and W. P. Carey & Co., Inc., a wholly-owned corporation of the Estate of William Polk Carey (collectively, the “Shareholders”).

Pursuant to the terms of the Voting Agreement, the Shareholders have agreed to, among other things, vote (or cause to be voted) any and all listed shares, no par value, of W. P. Carey & Co. LLC (“W. P. Carey Listed Shares”) and any and all shares of common stock, par value $0.001 per share, of W. P. Carey Inc. (“NewCo Common Stock,” and together with W. P. Carey Listed Shares, “W. P. Carey Common Stock”) beneficially owned by the Shareholders as of the date of the Voting Agreement or subsequently acquired by the Shareholders prior to the termination of the Voting Agreement in favor of (A) the adoption of the Agreement and Plan of Merger, dated as of February 17, 2012 (the “Conversion Agreement”), by and between W. P. Carey & Co. LLC and W. P. Carey Inc., and the approval of each of the actions contemplated by the Conversion Agreement, including the merger of W. P. Carey & Co. LLC with and into W. P. Carey Inc. (the “W. P. Carey Conversion”), with W. P. Carey Inc. succeeding to and continuing to operate the existing business of W. P. Carey & Co. LLC and (B) the adoption of the Agreement and Plan of Merger, dated as of February 17, 2012 (the “Merger Agreement”), by and among W. P. Carey & Co. LLC, W. P. Carey Inc., Corporate Property Associates 15 Incorporated, a Maryland corporation (“CPA®:15”), CPA 15 Holdco, Inc., a Maryland corporation and wholly-owned subsidiary of CPA®:15 (“CPA 15 Holdco”), CPA 15 Merger Sub Inc., an indirect subsidiary of W. P. Carey Inc. (“Merger Sub”), and, for the limited purposes set forth therein, Carey Asset Management Corp. and W. P. Carey & Co. B.V., each a subsidiary of W. P. Carey & Co. LLC, and the approval of each of the actions contemplated by the Merger Agreement, including, among other things, the merger (the “Merger,” and together with the W. P. Carey Conversion, the “Transactions”) of CPA 15 Holdco with and into Merger Sub, with Merger Sub surviving the merger as an indirect subsidiary of W. P. Carey Inc. and CPA®:15 becoming a direct subsidiary of Merger Sub.

The W. P. Carey Listed Shares owned by the Shareholders represent in the aggregate approximately 28.91% of the outstanding W. P. Carey Listed Shares at June 30, 2012.

The Voting Agreement will terminate upon the earliest to occur of (i) the Effective Time (as defined in the Merger Agreement), (ii) the date on which the Merger Agreement is terminated in accordance with its terms, (iii) the date of any material modification, waiver or amendment of the Conversion Agreement and/or the Merger Agreement that is adverse to the Shareholders such that W. P. Carey must distribute to its shareholders a supplement or amendment to the joint proxy statement/prospectus relating to the proposed Transactions (the “Joint Proxy Statement/Prospectus”) and (iv) the failure by W. P. Carey to purchase up to an aggregate amount of Twenty-Five Million Dollars ($25,000,000) of W. P. Carey Listed Shares in connection with the Shareholders’ first sale option (as more fully described below).

Share Purchase Agreement and Registration Rights Agreement

Concurrently with the Voting Agreement, W. P. Carey & Co. LLC, W. P. Carey Inc. and the Shareholders have entered into a share purchase agreement (the “Share Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Share Purchase Agreement, W. P. Carey will be obligated to purchase up to an aggregate amount of Eighty-Five Million Dollars ($85,000,000) of shares of W. P. Carey Common Stock owned by the Shareholders as follows: (i) prior to the date of the first dissemination of the Joint Proxy Statement/Prospectus, the Shareholders collectively have a one-time option to sell up to an aggregate amount of Twenty-Five Million Dollars ($25,000,000) of W. P. Carey Listed Shares; (ii) at any time following the consummation of the Merger, but on or before the later of (a) December 31, 2012, and (b) 30 days following the consummation of the Merger, the Shareholders collectively have a one-time option to sell up to an aggregate amount of Twenty Million Dollars ($20,000,000) of NewCo Common Stock; and (iii) at any time following January 1, 2013, but on or before the later of (a) March 31, 2013, and (b) the date that is six (6) months following the date of the consummation of the Merger, the Shareholders collectively have a one-time option to sell up to an aggregate amount of Forty Million Dollars ($40,000,000) of NewCo Common Stock. W. P. Carey has agreed to pay the Shareholders a per share purchase price equal to 96% of the volume weighted average price as listed on Bloomberg (or any other authoritative source selected by the parties) of one share of W. P. Carey Common Stock for the ten (10) business days immediately prior to the date that any Shareholder notifies W. P. Carey of its intention to exercise its sales option. In addition, pursuant to the Registration Rights Agreement, W. P. Carey has agreed to provide the Shareholders with, at any time following the consummation of the W. P. Carey Conversion, but on or before the third anniversary thereof, subject to certain exceptions and limitations, three demand rights for the registration via an underwritten public offering of certain amounts of their W. P. Carey Common Stock as well as unlimited “piggyback” registration rights.

The foregoing descriptions of the Voting Agreement, the Share Purchase Agreement and the Registration Rights Agreement are not complete and are subject to and qualified in their entirety by reference to the full text of the Voting Agreement, the Share Purchase Agreement and the Registration Rights Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to W. P. Carey & Co. LLC’s Form 8-K dated and filed on July 24, 2012, and incorporated by reference in this Item 8.01.

Cautionary Statement Concerning Forward-Looking Statements:

The consummation of the proposed Transactions is subject to certain conditions, including among other things, effectiveness of a registration statement on Form S-4 (the “Form S-4”), as amended from time to time relating to the shares of NewCo Common Stock to be issued in the proposed Transactions, which can be found on the website of the U.S. Securities and Exchange Commission (the “SEC”) at http://www.sec.gov.

Once the review of the Form S-4 by the SEC is complete and the Form S-4 has been declared effective by the SEC, the stockholders of CPA®:15 and the shareholders of W. P. Carey will receive a copy of the Joint Proxy Statement/Prospectus, which will contain important information about CPA®:15, W. P. Carey & Co. LLC, W. P. Carey Inc. and the Transactions. CPA®:15 stockholders are urged to read the document carefully and in its entirety.

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of CPA®:15 and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” and other comparable terms. These forward-looking statements include, but are not limited to, statements regarding the benefits of the proposed Transactions and the expected timing of completion of the proposed Transactions. These statements are based on the current expectations of the management of CPA®:15 and W. P Carey & Co. LLC. It is important to note that actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Discussions of some of these other important factors and assumptions are contained in CPA®:15’s and W. P. Carey & Co. LLC’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov. These risks, as well as other risks associated with the proposed Transactions, are more fully discussed in the Form S-4 and will be more fully discussed in the Joint Proxy Statement/Prospectus. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may or may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as required under the federal securities laws and the rules and regulations of the SEC, CPA®:15 does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It:

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Act. CPA®:15 URGES INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CPA®:15, W. P. CAREY & CO. LLC, W. P. CAREY INC. AND THE TRANSACTIONS. INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY. Investors will be able to obtain these materials (when they become available) and other documents filed with the SEC free of charge at the SEC’s website (http://www.sec.gov). In addition, these materials (when they become available) will also be available free of charge by accessing CPA®:15’s website (http://www.cpa15.com) or by accessing W. P. Carey & Co. LLC’s website (http://www.wpcarey.com). Investors may also read and copy any reports, statements and other information filed by CPA®:15 or W. P. Carey & Co. LLC with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Proxy Solicitation:

Information regarding CPA®:15’s directors and executive officers is available in its annual report on Form 10-K filed with the SEC by CPA®:15 on March 5, 2012, and information regarding W. P. Carey & Co. LLC’s directors and executive officers is available in its proxy statement filed with the SEC by W. P. Carey & Co. LLC on April 30, 2012 in connection with its 2012 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 15 Incorporated

Date: July 25, 2012	By:	/s/ Susan C. Hyde
Susan C. Hyde

Managing Director and Secretary